Exhibit 99.1
CENTERSPACE AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma condensed consolidated financial statements of Centerspace, collectively with its subsidiaries (the “Company") are based on the unaudited historical condensed consolidated financial statements as of and for the six months ended June 30, 2026 and the historical audited consolidated financial statements of the Company for the year ended December 31, 2025, adjusted to reflect the following transactions, in accordance with Article 11 of Regulation S-X:
a.In connection with a portfolio optimization and deleveraging plan approved by the Board of Trustees (the “Board”). The plan included a full exit from the Bismarck and Rapid City markets, one community in Denver, and two communities in Minneapolis, including a note receivable (collectively, “2026 Dispositions”) for an aggregate sale price of $318.8 million. The sales closed between June 29, 2026 and August 11, 2026. The sale of the community in Denver closed on June 29, 2026 and such disposition is reflected in the condensed consolidated balance sheet as of June 30, 2026.
b.A portion of the sale proceeds were utilized to repay the outstanding balance on the primary unsecured credit facility and the related interest expense.
The Company is evaluating a potential special distribution to common shareholders and operating partnership unitholders of approximately $50.0 million and $60.0 million, which, if declared, would be funded from the proceeds from the 2026 Dispositions. The accompanying unaudited pro forma condensed consolidated financial statements of the Company are not adjusted to reflect any potential special distribution payment.
The following unaudited pro forma condensed consolidated financial statements and notes thereto have been prepared by the Company’s management based upon the Company’s historical financial statements. The unaudited pro forma financial information reflected on the condensed consolidated balance sheet as of June 30, 2026 is intended to reflect the 2026 Dispositions and related adjustments as if they occurred on such date. The unaudited pro forma financial information reflected on the condensed consolidated statements of operations for the six months ended June 30, 2026, and for the year ended December 31, 2025 is intended to reflect the 2026 Dispositions and related adjustments as if they occurred on January 1 of the presented period.
The unaudited pro forma condensed consolidated financial information presented below is not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the dispositions had actually occurred on January 1 of the periods presented. Accordingly, the unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information is not necessarily indicative of the Company’s future financial condition or operating results. The unaudited pro forma adjustments represent certain estimates and assumptions that management believes are reasonable and appropriate and are based on information available as of the date of the unaudited pro forma condensed consolidated financial information and are subject to change as additional analyses are performed. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. In the Company’s opinion, all material adjustments necessary to reflect the effect of the 2026 Dispositions and related paydown of the line of credit have been made. The unaudited pro forma consolidated financial information does not give effect to the potential impact of current financial conditions, or any anticipated cost savings or operating synergies that may result from the 2026 Dispositions.
The unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the Company’s historical financial statements referenced below:
a.The Company’s unaudited condensed consolidated financial statements as of June 30, 2026 and for the six months ended June 30, 2026, included in the Company’s Form 10-Q, filed with the SEC on August 3, 2026; and
b.The Company’s consolidated financial statements for the year ended December 31, 2025 included in the Company’s Form 10-K filed with the SEC on February 17, 2026;
The Company prepares its financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) with all amounts stated in U.S. dollars (“USD”).

CENTERSPACE AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2026 (unaudited)
(In thousands, except per unit data)

		Transaction Accounting Adjustments
	Centerspace Historical, as Reported	Dispositions		Other	Pro Forma
	(a)	(b)		(c)
ASSETS
Real estate investments
Property owned	$2,261,220	$—		$—	$2,261,220
Less accumulated depreciation	(605,402)	—		—	(605,402)
Total real estate investments	1,655,818	—		—	1,655,818
Cash and cash equivalents	8,560	281,846	(b1)	(177,498)	112,908
Restricted cash	1,883	—		—	1,883
Other assets	38,993	(702)	(b2)	—	38,291
Assets held for sale, net	135,111	(135,111)	(b2)	—	—
TOTAL ASSETS	$1,840,365	$146,033		$(177,498)	$1,808,900

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$51,370	$(1,663)	(b2)	(1,498)	48,209
Revolving lines of credit	176,000	—		(176,000)	—
Notes payable, net	299,608	—		—	299,608
Mortgages payable, net	513,975	—		—	513,975
Liabilities held for sale, net	1,460	(1,460)	(b2)	—	—
TOTAL LIABILITIES	$1,042,413	$(3,123)		(177,498)	861,792

COMMITMENTS AND CONTINGENCIES
SERIES D PREFERRED UNITS (Cumulative convertible preferred units, $100 par value, 59 units issued and outstanding at June 30, 2026, aggregate liquidation preference of $5,940 at June 30, 2026)	$5,940	$—		—	5,940
EQUITY
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 16,792 shares issued and outstanding at June 30, 2026)	1,369,753	—		—	1,369,753
Accumulated distributions in excess of net income	(689,530)	128,103		—	(561,427)
Total shareholders’ equity	$680,223	$128,103		$—	$808,326
Noncontrolling interests – Operating Partnership and Series E preferred units	111,789	21,053	(b4)	—	132,842
Total equity	$792,012	$149,156	(b3)	$—	941,168
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,840,365	$146,033		$(177,498)	$1,808,900

See accompanying Notes to the pro forma condensed consolidated financial statements.

CENTERSPACE AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026 (unaudited)
(In thousands, except per unit data)

		Transaction Accounting Adjustments
	Six Months Ended June 30, 2026, As Reported	2026 Dispositions		Other		Six Months Ended June 30, 2026 Pro Forma
	(d)	(e)		(f)
REVENUE	$130,851	$(17,763)		$—		$113,088
EXPENSES
Property operating expenses, excluding real estate taxes	35,867	(5,024)		—		30,843
Real estate taxes	14,354	(1,706)		—		12,648
Property management expense	4,473	(5)		—		4,468
Casualty loss, net of recoveries	(227)	289		—		62
Depreciation and amortization	51,573	(4,351)		—		47,222
Impairment of real estate investments	9,700	(9,700)		—		—
General and administrative	11,991	—		—		11,991
TOTAL EXPENSES	$127,731	$(20,497)		$—		$107,234
Gain on sale of real estate and other investments	271	(271)		—		—
Operating income	3,391	2,463		—		5,854
Interest Expense	(21,093)	23		4,718		(16,352)
Interest and other income	1,599	(118)		—		1,481
NET LOSS	$(16,103)	$2,368		$4,718		$(9,017)
Distributions to Series D preferred unitholders	(115)	—		—		(115)
Net loss attributable to noncontrolling interests – Operating Partnership and Series E Preferred Units	2,309	(337)	(e1)	(671)	(f1)	1,301
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(13,909)	$2,031		$4,047		$(7,831)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.83)					$(0.47)

Weighted average shares - basic and diluted	16,792					16,792

See accompanying Notes to the pro forma condensed consolidated financial statements.

CENTERSPACE AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2025 (unaudited)
(In thousands, except per unit data)

		Transaction Accounting Adjustments
	Year Ended December 31, 2025 as Reported	2026 Dispositions		Other		Year Ended December 31, 2025 Pro Forma
	(d)	(e)		(f)
REVENUE	$273,662	$(35,655)		$—		$238,007
EXPENSES
Property operating expenses, excluding real estate taxes	77,627	(10,211)		—		67,416
Real estate taxes	28,646	(3,835)		—		24,811
Property management expense	9,638	(10)		—		9,628
Casualty loss, net of recoveries	816	(49)		—		767
Depreciation and amortization	113,231	(10,269)		—		102,962
Impairment of real estate investments	37,719	(14,500)		—		23,219
General and administrative expenses	20,918	—		—		20,918
TOTAL EXPENSES	288,595	(38,874)		—		249,721
Gain on sale of real estate and other investments	79,470	—		—		79,470
Operating income	64,537	3,219		—		67,756
Interest Expense	(44,884)	544		9,594		(34,746)
Loss on extinguishment of debt	(98)	—		—		(98)
Interest and other income	3,409	(245)		—		3,164
NET INCOME	$22,964	$3,518		$9,594		$36,076
Distributions to Series D preferred unitholders	(486)	—		—		(486)
Net income attributable to noncontrolling interests – Operating Partnership and Series E Preferred Units	(2,969)	(481)	(e1)	(1,400)	(f1)	(4,850)
Net income attributable to noncontrolling interests – consolidated real estate entities	(2,408)	—		—		(2,408)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$17,101	$3,037		$8,194		$28,332

NET INCOME	$22,964	$3,518		$9,594		$36,076
Other comprehensive loss:
Loss on derivative instrument reclassified into earnings	407	—		—		407
TOTAL COMPREHENSIVE INCOME	$23,371	$3,518		$9,594		$36,483
Net comprehensive income attributable to noncontrolling interests – Operating Partnership and Series E preferred units	(2,910)	(1,092)	(e1)	(1,400)	(f1)	(5,402)
Net comprehensive income attributable to noncontrolling interests – consolidated real estate entities	(2,408)	—		—		(2,408)
COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTERESTS	$18,053	$2,426		$8,194		$28,673

NET EARNINGS (LOSS) PER COMMON SHARE – BASIC	$1.02					$1.69

NET EARNINGS (LOSS) PER COMMON SHARE – DILUTED	$1.02					$1.69

Weighted average shares - basic	16,728					16,728

Weighted average shares - diluted	16,775					16,775

See accompanying Notes to the pro forma condensed consolidated financial statements.

CENTERSPACE AND SUBSIDIARIES
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(a)Reflects the Company’s historical unaudited consolidated balance sheet as of June 30, 2026. Refer to the Company’s historical condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2026.
(b)Reflects the historical financial position of the apartment communities and related assets included in the 2026 Dispositions as of June 30, 2026, in addition to certain pro forma adjustments described below that are a direct result of the transactions. The sale of the community in Denver closed on June 29, 2026 and such disposition is reflected in the condensed consolidated balance sheet as of June 30, 2026. As such, the Denver Transaction is excluded from the pro forma transaction adjustments.
(b1)The following table summarizes the estimated net cash proceeds upon closing of the 2026 Dispositions:

(in thousands)
Sale price	$288,800
Less: Estimated transaction costs and other adjustments	$(6,954)
Estimated net cash proceeds	$281,846
(b2)Reflects the assets and liabilities transferred or settled upon closing of the 2026 Dispositions.
(b3)Reflects the estimated gain (loss) on sale we would have recognized upon completion of the 2026 Dispositions as if the sales occurred as of June 30, 2026.

(in thousands)
Sale price	$288,800
Less: Estimated transaction costs and other adjustments	$(6,954)
Less: Net book value	$(132,690)
Estimated impact to total equity	$149,156
(b4)Reflects the adjustment to pro forma equity attributable to the noncontrolling interest of the Operating Partnership Units and Series E Preferred Units based on the relative ownership interest percentage.
(c)Reflects the Company’s expected use of net proceeds to repay the remaining principal balance and accrued interest on the Company’s unsecured credit facility, which was secured in part by the properties included in the 2026 Dispositions. Upon closing the sale of the Denver Transaction, the Company paid $25 million on the unsecured credit facility, which is reflected in the revolving lines of credit balance on the historical condensed consolidated balance sheet as of June 30, 2026. The Company’s borrowings are subject to customary covenants and limitations, and upon closing of the 2026 Dispositions, the Company expects to remain in compliance with all such covenants and limitations.
(d)Reflects the Company’s historical condensed consolidated results of operations for the six months ended June 30, 2026 and the year ended December 31, 2025. Refer to the Company’s historical condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2026 and the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2026.
(e)Reflects historical revenues and expenses of the apartment communities and related assets included in the 2026 Dispositions for the six months ended June 30, 2026 and the year ended December 31, 2025.
(e1)Reflects the adjustment to record pro forma net (income) loss attributable to the noncontrolling interest of the Operating Partnership Units and Series E Preferred Units based on the relative ownership interest percentage.
(f)Reflects the elimination of historical interest expense incurred on the Company’s primary unsecured credit facility, assuming the credit facility balance or other outstanding debt decreased by $201.0 million at an average interest rate of 4.67% for the six months ended June 30, 2026 and an average interest rate of 4.87% for the year ended December 31, 2025. This does not reflect any interest income that may be earned on cash remaining after use of proceeds to pay down the unsecured credit facility.
(f1)Reflects the adjustment to record pro forma net (income) loss attributable to the noncontrolling interest of the Operating Partnership Units and Series E Preferred Units based on the relative ownership interest percentage.